Dated as of October 23, 2007
EXHIBIT A

SECOND AMENDMENT AND FOURTH WAIVER

SECOND AMENDMENT AND FOURTH WAIVER, dated as of October 23, 2007 (this “Amendment”), to the Amended and Restated Credit Agreement, dated as of July 1, 2005 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), among NAVISTAR FINANCIAL CORPORATION, a Delaware corporation, ARRENDADORA FINANCIERA NAVISTAR, S.A. DE C.V., ORGANIZACIÓN AUXILIAR DEL CRÉDITO, a Mexican corporation, SERVICIOS FINANCIEROS NAVISTAR, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO LIMITADO, a Mexican corporation, and NAVISTAR COMERCIAL, S.A. DE C.V., a Mexican corporation (each, a “Borrower” and collectively, the “Borrowers”), the several lenders from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A., as syndication agent (in such capacity, the “Syndication Agent”), and THE BANK OF NOVA SCOTIA, as documentation agent (in such capacity, the “Documentation Agent”).

WITNESSETH :

WHEREAS, the Borrowers, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders are parties to the Credit Agreement;

WHEREAS, the Borrowers have requested that the Administrative Agent and the Required Lenders agree to amend and waive compliance with certain provisions of the Credit Agreement; and

WHEREAS, the Administrative Agent has obtained the consent of the Required Lenders to execute this Amendment, but only upon the terms and conditions set forth herein;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto agree as follows:

1.  Defined Terms.  (a) Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein.

(b)           For purposes of this Amendment, “Financial Officer” shall mean the chief financial officer or the treasurer of the Parent or the treasurer or controller of the US Borrower, as applicable.

(c)           For purposes of this Amendment, the “2007 NIC Credit Agreement” shall mean the Credit Agreement, dated as of January 19, 2007, among Navistar International Corporation, the subsidiary guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank N.A., Credit Suisse, Banc of America Securities LLC and Citigroup Capital Markets Inc.

2.  Amendment.  Effective on and as of the Effective Date (as defined in Section 6 below), the Credit Agreement is hereby amended as follows:

            (a)  Amendment to Section 1.01 of the Credit Agreement.  The definition of “Applicable Rate” shall be amended by deleting the pricing grid appearing in the seventh line of such section and inserting in its place the pricing grid set forth below:

Level	Rating S&P/Moody’s	Revolving Credit Loans		Tranche A Term Loans		Facility Fee Rate
		Applicable Rate for ABR Loans	Applicable Rate for Eurodollar Loans	Applicable Rate for ABR Loans	Applicable Rate for Eurodollar Loans
1	BBB-/Baa3 or higher	0.00%	0.50%	0.00%	0.75%	0.25%
2	BB+/Ba1	0.00%	0.70%	0.00%	1.00%	0.30%
3	BB/Ba2	0.00%	0.90%	0.25%	1.25%	0.35%
4	BB-/Ba3	0.625%	1.625%	1.00%	2.00%	0.375%
5	Less than BB-/Ba3	0.75%	1.75%	1.25%	2.25%	0.50%

3.  Waivers. The Lenders hereby waive, until December 31, 2007, any Default or Event of Default under:

(a)  Clause (e) of Article IX of the Credit Agreement that would result solely from the Parent’s or the Borrowers’ failure to deliver by such date as may be required under the Credit Agreement, the report on Form 10-K and financial statements for each of the fiscal years ended October 31, 2005, October 31, 2006 and October 31, 2007 and other information and documents required under Sections 7.01(a), (c), (d) and (f) of the Credit Agreement that were to be delivered in connection with such report or such financial statements;

(b)  Clause (e) of Article IX of the Credit Agreement that would result solely from the Parent’s or the Borrowers’ failure to deliver by such date as may be required under the Credit Agreement, the report on Form 10-Q and financial statements (other than as required by Section 5 hereof) for each of the fiscal quarters ended January 31, 2006, April 30, 2006, July 31, 2006, January 31, 2007, April 30, 2007 and July 31, 2007 and other information and documents required under Sections 7.01(b), (d) and (f) of the Credit Agreement to be delivered in connection with such report or such financial statements; and

(c)  (i) Any condition or required representation or warranty that could not be satisfied or made or deemed made, and (ii) any Default or Event of Default arising, in each case as a result of the breach of any representation or warranty in Section 5.04 or 5.14(b) of the Credit Agreement as a result of or arising out of any revision or restatement in connection with the audit conducted for the fiscal year ended October 31, 2005, October 31, 2006 or October 31, 2007 of any financial statements of the US Borrower or any of its affiliates for any period ending on or before the end of the Waiver Period (as defined below), or in any reports, financial statements, certificates, or other information containing similar information with respect to such periods.

4.  Additional Waiver.  The Lenders hereby waive each covenant, requirement or agreement under the Loan Documents for the Parent or the US Borrower to provide, in the event of any change in generally accepted accounting principles used in the preparation of its financial statements for any period ending on or prior to December 31, 2007 from those previously used, a reconciliation of such financial statements to GAAP; provided that, in the event a reconciliation from past practices to generally accepted accounting principles in the preparation of such financial statements is available, the Parent or the US Borrower, as appropriate, shall also provide such reconciliation.

5.  Agreements by the US Borrower.  Notwithstanding anything to the contrary in the Credit Agreement, to induce the Required Lenders to consent to the execution by the Administrative Agent of this Amendment, until the expiration of the waiver provided in Section 3 (the “Waiver Period”):

( i )   The US Borrower agrees to deliver to the Administrative Agent, for prompt distribution to each Lender:

(a)  As soon as available, after the end of each of the fiscal years of the Parent ended October 31, 2005, October 31, 2006 and October 31, 2007, a copy of the annual report for such fiscal year for the Parent and its Subsidiaries, including therein (i) a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such fiscal year and (ii) a consolidated statement of income and a consolidated statement of cash flows of the Parent and its Subsidiaries for such fiscal year, in each case prepared in accordance with Rule 3-10 of Regulation S-X, consistent with the Parent’s past practice (unless otherwise required to conform with the results of the audit or changes in GAAP), on the basis of management’s good faith calculations and fairly presenting in all material respects the consolidated financial condition of the Parent and its Subsidiaries as at such date and the consolidated results of operations of the Parent and its Subsidiaries for the period ended on such date; provided that, in the event a reconciliation from past practices to generally accepted accounting principles in the preparation of such financial statements is available, the Parent shall also provide such reconciliation.

(b)  As soon as available, after the end of each of the fiscal quarters of the Parent ended January 31, 2006, April 30, 2006, July 31, 2006, January 31, 2007, April 30, 2007 and July 31, 2007 (i) a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter, (ii) a consolidated statement of income and a consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter, and (iii) a consolidated statement of income and a consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all prepared in accordance with Rule 3-10 of Regulation S-X, consistent with the Parent’s past practice (unless otherwise required to conform with the results of the audit or changes in GAAP), on the basis of management’s good faith calculations and fairly presenting in all material respects, subject to year end audit adjustments and the absence of footnotes, the consolidated financial condition of the Parent and its Subsidiaries as at such dates and the consolidated results of operations of the Parent and its Subsidiaries for the periods ended on such dates, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and the absence of footnotes) by a Financial Officer of the Parent, consistent with the Parent’s past practice; provided that, in the event a reconciliation from past practices to generally accepted accounting principles in the preparation of such financial statements is available, the Parent shall also provide such reconciliation.

(c)  As soon as available, and in any event within 60 days after the end of each fiscal quarter (other than the last fiscal quarter of a fiscal year) or 90 days after the end of the last fiscal quarter of a fiscal year of the US Borrower, ended on or after October 31, 2007, management financial reports of the US Borrower setting forth (i) a preliminary consolidated statement of financial condition and consolidated statement of income in a management format, (ii) serviced portfolio information, (iii) funding availability under its contractual arrangements with Truck Retail Instalment Paper Corp. and under the Credit Agreement and (iv) calculations demonstrating compliance with Section 8.01 of the Credit Agreement, in each case prepared in a manner materially consistent with the US Borrower’s past practices (unless otherwise required to conform with the results of the audit or changes in GAAP) and, to the extent relevant, on the basis of management’s good faith efforts, in such form and detail reasonably satisfactory to the Administrative Agent; provided, however, that such reporting shall not be required so long as the US Borrower has filed all reports with the Securities and Exchange Commission required pursuant to Section 13 of the Exchange Act.

(d)  As soon as available, and in any event within 30 days after the end of each month, commencing with the month of October 2007, monthly management financial reports of the Parent in respect of the sales and income by segment and cash balances, Indebtedness, capital expenditures and depreciation and amortization of the Parent and its consolidated Subsidiaries prepared in a manner consistent with the Parent’s past practices (unless otherwise required to conform with the results of the audit or changes in GAAP) and on the basis of management’s good faith calculations, in such form and detail reasonably satisfactory to the Administrative Agent (including, without limitation, any financial information prepared in accordance with generally accepted accounting principles to determine compliance with the covenants under the 2007 NIC Credit Agreement); provided, however, that such reporting shall not be required so long as the US Borrower has filed all reports with the Securities and Exchange Commission required pursuant to Section 13 of the Exchange Act.

(e)  As soon as available, and in any event within 60 days after the end of each fiscal quarter (other than the last fiscal quarter of a fiscal year) or 90 days after the end of the last fiscal quarter of a fiscal year of the Parent, commencing with the fiscal quarter ended October 31, 2007, quarterly condensed manufacturing balance sheet and income statement of the Parent and its consolidated subsidiaries, with its finance subsidiaries included on an equity basis, prepared in a manner consistent with the Parent’s past practices (unless otherwise required to conform with the results of the audit or changes in GAAP) and on the basis of management’s good faith calculations.

The Lenders acknowledge that the financial information delivered pursuant to subsections (c), (d) and (e) above will be preliminary and unaudited and will be prepared by management based on current data in a manner consistent with past practices (unless otherwise required to conform with the results of the audit or changes in the GAAP), will not have been reviewed by the Parent’s or the US Borrower’s independent accountants, and when the accounting review in connection with the audit of the fiscal 2005, 2006 and 2007 financial statements is complete, the information provided may differ from the audited financial statements.

6.  Conditions to Effectiveness of this Amendment.  The amendment and waivers set forth herein shall become effective on the date upon receipt by the Administrative Agent of (the “Effective Date”):

(a)           counterparts of this Amendment duly executed by each of the Borrowers and the Administrative Agent; and

(b)           for the account of each Lender that executes and delivers a Lender Consent Letter with respect to this Amendment on or before 12 p.m. (noon), Eastern time, on October [23], 2007, an amendment fee equal to 0.20% of the sum of the outstanding principal amount of such Lender’s Tranche A Term Loans and its US Revolving Commitment.

7.  Representations and Warranties.  On and as of the date hereof and after giving effect to this Amendment, each Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Article V of the Credit Agreement mutatismutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date, in which case each Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date, and represents and warrants that, except to the extent waived hereby, no Default or Event of Default has occurred and is continuing.

8.  Continuing Effect; No Other Waiver.  Except as expressly amended, waived or provided for above, and subject to any existing amendment and waiver, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and each Borrower shall continue to be bound by all of such terms and provisions.  The amendment and waivers provided for herein are limited to the specific sections of the Credit Agreement specified herein and shall not constitute an amendment or waiver of, or an indication of the Administrative Agent’s or the Lenders’ willingness to amend or waive, any other provisions of the Credit Agreement or the same section for any other date or purpose.  For the avoidance of doubt, the amendments set forth in the First Amendment, dated as of March 28, 2007, to the Credit Agreement remain in effect in accordance with the terms thereof.  Further, for the avoidance of doubt, the change to the definition of Applicable Rate effected by the Third Waiver and Consent, dated as of November 10, 2006, is hereby rescinded.

9.  Expenses.  The Borrowers agree to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

10.  Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Amendment signed by the parties hereto shall be delivered to the Borrowers and the Administrative Agent.  The execution and delivery of this Amendment by the Administrative Agent with the consent of any Lender shall be binding upon such Lender’s successors and assigns (including transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

11.  GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

NAVISTAR FINANCIAL CORPORATION
                                 By: /s/  John V. Mulvaney Sr.
                                 Name:  John V. Mulvaney Sr.
                             Title:    V.P., CFO and Treasurer

 ARRENDADORA FINANCIERA NAVISTAR, S.A.
 DE C.V., ORGANIZACIÓN AUXILIAR DEL CRÉDITO
                                 By: /s/    Jose A. Charon
 Name:    Jose A. Charon
 Title:     Attorney in Fact

                                SERVICIOS FINANCIEROS NAVISTAR, S.A.
                                DE C.V., SOCIEDAD FINANCIERA DE OBJETO LIMITADO
                                By: /s/   Jose A. Charon
                                Name:    Jose A. Charon
                    Title:     Attorney in Fact

                                NAVISTAR COMERCIAL, S.A. DE C.V.
                         By: /s/    Jose A. Charon
 Name:    Jose A. Charon
                                 Title: Attorney in Fact

JPMORGAN CHASE BANK, N.A. as Administrative Agent
                                By:  /s/ Richard W. Duker
Name: Richard W. Duker
Title: Managing Director

[Signature Page to Waiver]